UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2015
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, Janel S. Haugarth, the Executive Vice President and President, Independent Business and Supply Chain Services of SUPERVALU INC. (the “Company”), gave notice of her intention to retire on December 26, 2015. The Company announced the appointment of Michael Stigers to the role of Executive Vice President, Independent Business and Supply Chain effective upon Ms. Haugarth’s retirement. A press release announcing Ms. Haugarth’s retirement and Mr. Stigers’ appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with Ms. Haugarth retiring on December 26, 2015, which timing facilitates a smooth transition of her responsibilities, the Leadership Development & Compensation Committee of the Company’s Board of Directors determined to provide Ms. Haugarth a pro-rated payout of her fiscal 2016 annual cash incentive award based on the Company’s actual performance throughout the fiscal year ending February 27, 2016. In addition, the Committee determined to permit the acceleration of Ms. Haugarth’s stock options and restricted stock awards that will be unvested as of her retirement to the extent that they are not, by their terms, entitled to accelerated or continued vesting upon her retirement and that would have vested on or before May 31, 2016.

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
99.1	News Release of SUPERVALU INC., dated November 16, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 16, 2015

SUPERVALU INC.

By: /s/ Bruce H. Besanko

Bruce H. Besanko
Executive Vice President, Chief Operating Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release of SUPERVALU INC., dated November 16, 2015